                 AMENDMENT NO. 1 TO STOCK ACQUISITION AGREEMENT

          This Amendment No. 1 to Stock Acquisition Agreement is made and entered into as of December 27, 1995 by and among Anchor National Life Insurance Company, a California corporation ("ANCHOR"), SunAmerica Life Insurance Company, an Arizona corporation ("PURCHASER"), and Zenith National Insurance Corp., a Delaware corporation ("SELLER"), with reference to that certain Stock Acquisition Agreement (the "ACQUISITION AGREEMENT") dated as of September 19, 1995 by and between Anchor and Seller, and with reference to the following facts:

          Pursuant to the terms of the Acquisition Agreement, Anchor has assigned its interest thereunder to Purchaser, as its Designated Affiliate (as defined in the Acquisition Agreement). Section 13.7 of the Acquisition Agreement provides that the Acquisition Agreement may be modified or amended only by a writing duly executed by or on behalf of the parties thereto. Anchor, Purchaser and Seller wish to amend the Acquisition Agreement as set forth below.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   AMENDMENTS TO THE ACQUISITION AGREEMENT.

          (a) Section 3.15(h) of the Acquisition Agreement is hereby amended to delete the following words from the beginning of the first sentence thereof "Prior to the execution of this Agreement, the Seller has delivered . . ." and to replace such words with the words "Prior to the Closing Date, the Seller will have delivered . . .".

          (b) Section 5.24 of the Acquisition Agreement is hereby amended and restated as follows: "Prior to the Closing, the Seller shall provide the Purchaser will access to all agency contracts of the Company and, within 5 Business Days after the earlier of the end of the period during which the Seller provides services under the Services Agreement and the date of a written request by the Purchaser, the Seller shall deliver to the Purchaser all such agency contracts."

          (c) Exhibit E attached to the Acquisition Agreement is hereby amended and restated as attached hereto.

     2.   REFERENCE TO AND EFFECT ON THE ACQUISITION AGREEMENT.

          (a) On and after the date hereof, each reference in the Acquisition Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the Acquisition Agreement to Exhibit E shall mean and be reference to the Acquisition Agreement (including Exhibit E) as amended by this Amendment No. 1.


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          (b)  Except as specifically amended by this Amendment No. 1, the
Acquisition Agreement shall remain in full force and effect and is hereby ratified and confirmed.

          (c) The execution, delivery and performance of this Amendment No. 1 shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any party under, the Acquisition Agreement.

     3.   MISCELLANEOUS.

          (a) This Amendment No. 1 may be executed in any number of counterparts, each of which will be deemed on original, but all of which will constitute one and the same instrument.

          (b) This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performable in such state.


          IN WITNESS WHEREOF, this Amendment No. 1 to Stock Acquisition Agreement has been duly executed and delivered by the duly authorized officers of Anchor, Purchaser and Seller, effective as of the date first written above.

                    SUNAMERICA LIFE INSURANCE COMPANY


                    By: ________________________________________
                         Name:          Jay S. Wintrob
                         Title:         Executive Vice President


                    ANCHOR NATIONAL INSURANCE COMPANY


                    By: ________________________________________
                         Name:          Jay S. Wintrob
                         Title:         Executive Vice President


                    ZENITH NATIONAL INSURANCE CORP.


                    By: ________________________________________
                         Name:
                         Title:


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
                                                                       EXHIBIT E
                            AGREEMENTS TO BE ASSIGNED

1. Lease Agreement, dated 2/15/87, between California Farm Bureau Federation (as lessee) and CalFarm Insurance Company and the Company (as lessors) (re building located at 1601 Exposition Boulevard), as amended 12/1/89 and 12/28/90.

2. License Agreement, dated 6/4/85, between CalFarm Insurance Company, CalFarm Life Insurance Company, CalFarm Insurance Agency and Zenith National Insurance Corp. and California Farm Bureau Federation for use of the Farm Bureau name, logo and membership lists.

3. ClaimFacts TPA Perpetual License Agreement, dated 9/26/89, between ERISCO, Inc. and the Company.

4.   Agreement of Amendment, dated 8/29/90, between ERISCO, Inc. and the
     Company.

5. Amendment to ClaimFacts TPA Perpetual License Agreement dated 9/29/94 between ERISCO and the Company for GroupFacts.

6. Retention Agreement, dated as of 7/1/93, between California Farm Bureau Federation and the Company.

7. Amendment to Retention Agreement effective 11/1/94 between California Farm Bureau and the Company.

8. Second Amendment to Retention Agreement between California Farm Bureau and the Company effective 5/1/95.

9. License Agreement, dated 2/3/92, between Medical Data Research, a division of Medicode, Inc. and the Company for data base lease (Anesthesia Payment Guide).

10. Agreement between Medical Data Research, a division of Medicode, Inc. and the Company for data base (Workers Compensation).

11. Agreement, dated 6/7/92, between Medical Data Research, a division of Medicode, Inc. and the Company for data base (Medical or Dental UCR Payment System).

12. Confidentiality Agreement, effective 1/13/88, between Community Care Network and the Company.

13.  Payor Agreement, dated 2/1/88, between Community Care Network and the
     Company.

14. Participation and Indemnification Agreement, dated 3/19/93, executed by the Company (re NHCAA).

15. Agreement Regarding Adherence to Procedure Guidelines Governing Participation of NHCAA Corporate Members in NHCAA Information Disclosure Program, dated 2/24/93, executed by the Company.

16. Subscription Agreement for Life/Health Companies, dated 9/9/92, between Index System and the Company.

17. Lazer Ventures Medical & Dental Training Software Maintenance Agreement, dated 8/27/93, executed by the Company.

18. Agreement, dated 7/26/92, between CDB Infotek and the Company for subscriber application and service.

19. Agreement dated 5/9/85 between D & B Computing Services and the Company. MUST Software International (a Division of U3S Corporation of America) is the successor in interest to D&B Computing Services, Inc.

20. Premium Administration Agreement effective May 1, 1995 between California Farm Bureau and the Company.

21. Agreement dated September 1, 1985, as amended June 1, 1995 between PCS Health Systems, Inc. and the Company.

22. Addendum dated January 1, 1995 to agreement between PCS Health Systems, Inc. and the Company for managed mail.

23. PCS Recap System Underwriter Agreement, effective 9/1/91, between PCS Health Systems Inc. and the Company (PCS RECAP SYSTEM).

24. Supplemental Recap System Agreement effective 11/13/89 between PCS, Inc. and the Company (administration of Prescription Drug: RECAP SYSTEM).

25.  SinglePoint Agreements:

     a. Master Agreement effective May 1, 1995 among UNUM, Zenith Insurance Company, and Company

     b. Marketing and Administration Agreement effective May 1, 1995 among UNUM, Zenith Insurance Company, SP Administrator and Company

     c. Marketing and Administration Agreement effective May 1, 1995 among UNUM, Zenith Insurance Company, Sharp and the Company

     d. Service Mark License Agreement effective May 11, 1995, among SinglePoint, LLC; SP Administrator, LLC; UNUM; Zenith Insurance Company; and the Company

     e. Agreement dated 7/6/95 between Harden and Company and the Company for Underwriting Services

     f. Confidentiality Agreement dated 6/23/95 between Anchor Pacific Underwriting, Inc., and the Company

     g. Group Medical Reinsurance Agreement effective 5/1/95 between UNUM and the Company

     h. Letter of Intent dated 9/11/95 between OMNI Health Care; Zenith Insurance Company; UNUM; SP Administrator, LLC; and the Company

     i. Letter of Intent, dated September 20, 1995, among Zenith National Insurance Corp., UNUM, Omni Health Care, Sutter Ambulatory Care Corporation and CalFarm Life Insurance Company.

26. Group Dental Reinsurance Agreement dated April 17, 1995 between Ameritas Life and the Company

27. Medical Excess Loss Reinsurance Treaty effective May 1, 1995, between American Accident Reinsurance Group (Duncanson & Holt) and the Company

28. Excess Major Medical Reinsurance Agreement, effective 1/1/93 between Employers Reinsurance Corporation and the Company, and all amendments thereto (active for new business)

29. Federal Service Mark Application for the Mark SINGLEPOINT dated November 8, 1994 under serial number 74/595,791.

30. Federal Service Mark Application for the Mark SINGLEPOINT and design dated February 6, 1995 under serial number 74/630,030.

31.  Membership in ClaimFacts users group.

32.  License Agreement with TLC for Freedom Software Packages.

33. Marketing and Administration Agreement, dated November 13, 1995, between Ameritas Managed Dental Plan, Inc. and CalFarm Life Insurance Company.

34. Marketing and Administration Agreement, dated November 13, 1995, between Ameritas Life Insurance Company and CalFarm Life Insurance Company.